UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

May 2, 2016

(Date of Report)

April 27, 2016

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 25, 2016, AmericaTowne, Inc. (the “Company”) entered into an Exporter Services Agreement with FEMEB Nigeria Limited (“FEMEB”), a private company registered under the laws of the Federal Republic of Nigeria, doing business at 21 Coker Road, Ilupeju in Lagos, Nigeria (the “FEMEB Agreement”). The FEMEB Agreement is substantively consistent with past exporter services agreements disclosed by the Company in past filings; however, the FEMEB Agreement also includes the facilitation and acquisition of certain machinery and supplies by the Company for the benefit of FEMEB, as defined in the Addendum also dated April 25, 2016. The consideration paid to the Company under the FEMEB Agreement is a nonrefundable Service Fee of $849,000 paid as follows: (a) $25,000 upon execution of the FEMEB Agreement, (b) 615,000 within ninety (90) days, (c) $25,000 by June 30, 2016, and (d) the balance of $184,000 upon demand by the Company. More specifically, Section 3(a) states in pertinent part:

FEMEB will pay the value of the GPPS Invoice payable at the on-going approved currency rate (approximately$25,000 USD) and or its equivalent in USD or NI upon signing this agreement as determined by AmericaTowne Inc.; on June 30 2016, FEMEB will pay the value of the PVC Invoice at prevailing rate of exchange; FEMEB will pay a single payment within sixty days if not sooner that covers $615,000 USD payable by an LC or Standby LC; and the balance of the Service Fee which shall be made as agreed between FEMEB and AmericaTowne. For the $615,000 USD, FEMEB shall make payment by a Letter of Credit (LOC) or Standby Letter of Credit (SBLC) in a currency acceptable to AmericaTowne. Nine months after the equipment has been installed FEMEB will be required to pay the supplier directly any balance due on the EPS Machinery. AmericaTowne will not be obligated in any way to pay for the outstanding balance to the Supplier after initial delivery of the EPS Machinery. The exporter may be required to sign a note for outstanding service fees. Also, AmericaTowne Inc. at its sole discretion may exchange other assets or items of value for payments due.

The Service Fee is in addition to the Transaction Fee set forth in Section 3(b). FEMEB is not an affiliate or related party to the Company, and none of the directors, officers or key employees serve in the same or similar capacities with FEMEB.

Exhibit	Description

(d) Exhibits

Exhibit	Description
10.1 10.2	Exporter Services Agreement dated April 27, 2016 (FEMEB Nigeria Limited) Addendum to Exporter Services Agreement dated April 27, 2016 (FEMEB Nigeria Limited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: May 2, 2016

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